Exhibit 1.01
Conflict Minerals Report of Polaris Industries Inc.

I.	Introduction
This is the Conflict Minerals Report of Polaris Industries Inc. (“Polaris,” the “Company”, “we” or “us”) for calendar year 2018 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).
Certain Polaris products contain materials that use tin, tantalum, tungsten and/or gold (collectively “3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Accordingly, the efforts we have undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time. We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain. The efforts were undertaken on the products manufactured by us in 2018. This report excludes products manufactured by companies that we do not consolidate into our consolidated financial statements and companies which we acquired after April 30, 2017.

II.	Reasonable Country of Origin Inquiry (RCOI)
Direct suppliers were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands.
We reviewed questionnaires we received from our direct suppliers for completeness and consistency of answers. Certain suppliers were requested to provide corrections and clarifications as needed. We identified a list of smelters/refiners, and their countries of origin, which may supply 3TG utilized in our manufactured products. As many of the responses received from our suppliers were at a level higher than only those products procured to us, it is possible that the list includes smelters/refiners which do not provide 3TG that are utilized in our manufactured products. While we believe our RCOI process was reasonably designed and performed in good faith, as we did not receive responses from all inquired suppliers the list of smelters/refiners set forth below may be incomplete.
The list of smelters/refiners, and their countries of origin, is listed in Section VIII of this Conflict Minerals Report. Through our RCOI process, some suppliers disclosed to us that scrap sources of 3TG were identified in their supply chains and did not require due diligence. These sources are excluded from the listing in Section VIII. Additionally, some of the processing facilities named by our suppliers are not verified or audited smelters/refiners. We will continue to monitor the status of these facilities, whether they should be listed as a Polaris processing facility and, if so, the associated countries of origin.

III.	Design of Due Diligence Measures
We designed our due diligence measures to conform in all material respects with the five step framework of OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements on tin, tantalum, tungsten and gold.

IV.	Due Diligence Measures Performed
The due diligence measures performed include, but are not limited to the following:

•	Reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts;

•	Communicated our policy on Conflict Minerals to direct suppliers;

•	Communicated the commitments and requirements expected of our suppliers;

•	Developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts;

•
Supported the development and implementation of independent third party audits of smelter/refiner’s sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters/refiners.

V.	Product Description
We design, engineer and manufacture Off-Road Vehicles, Snowmobiles, Motorcycles and Global Adjacent Market Vehicles, including Work & Transportation and military vehicles together with the related Parts, Garments and Accessories, as well as Aftermarket accessories and apparel. Many of our products are manufactured utilizing similar processes and similar components. Our suppliers often supply parts and components that are utilized in multiple product categories. The products that we manufacture that are subject to the reporting obligation of Rule 13p-1 contain 3TG of unknown origin.

VI.	Steps to Improve Due Diligence
We have and will continue to communicate our expectations and information requirements to our direct suppliers. We have and will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of the applicable ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New suppliers will be reviewed for conflict minerals conformance during initial business reviews. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.	Independent Private Sector Audit
In April 2014, the Securities and Exchange Commission provided written guidance that explained that only companies who elect to claim that their products are "Conflict Free" are subject to an independent private section audit. We are not making such a claim. Consequently, this report presented herein was not audited.

VIII.    List of Smelters/Refiners
Section II discusses the process we used to identify potential smelters/refiners within our supply chain. We identified the following smelters/refiners that have achieved Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition, or are actively in the process of obtaining the designations:

Subject Mineral	Smelter or Refiner Name
Gold	8853 S.p.A.
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Emirates Gold DMCC
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	HeeSung Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Uralelectromed

Subject Mineral	Smelter or Refiner Name
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L'Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	NH Recytech Company
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	REMONDIS PMR B.V.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Safimet S.p.A

Subject Mineral	Smelter or Refiner Name
Gold	Samduck Precious Metals
Gold	SAXONIA Edelmetalle GmbH
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Jiujiang Janny New Material Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin

Subject Mineral	Smelter or Refiner Name
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan Tungsten Chemical LLC (MTC)
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.

Countries of origin identified:
Angola, Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Democratic Republic of Congo (Kinshasa), Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, India, Indonesia, Ireland, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe
We identified the following smelters/refiners that have been verified as a smelter/refiner, but have not been audited.

Subject Mineral	Smelter or Refiner Name
Gold	a Gold Exchange
Gold	Abington Reldan Metals, LLC
Gold	African Gold Refinery
Gold	Aktyubinsk Copper Company TOO
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Caridad
Gold	Codelco
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC

Subject Mineral	Smelter or Refiner Name
Gold	Elemetal Refining, LLC
Gold	Faggi Enrico S.p.A.
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	International Precious Metal Refiners
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Morris and Watson Gold Coast
Gold	OJSC Kolyma Refinery
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	QG Refining, LLC
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal B.V.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Universal Precious Metals Refining Zambia

Subject Mineral	Smelter or Refiner Name
Gold	Yunnan Copper Industry Co., Ltd.
Tantalum	Duoluoshan
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	Tranzact, Inc.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
Tin	AARTI Steels Limited
Tin	An Thai Minerals Co., Ltd.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	An Xin Xuan Xin Yue Se Jin Shu Co.,Ltd
Tin	Cooperativa Metalurgica de Rondonia Ltda.
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Estanho de Rondonia S.A.
Tin	Feinhütte Halsbrücke GmbH
Tin	Metahub Industries Sdn. Bhd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Integrated Tin Works
Tin	Phoenix Metal Ltd
Tin	Pongpipat Company Limited
Tin	PT Cipta Persada Mulia
Tin	PT Justindo
Tin	PT Koba Tin
Tin	PT O.M. Indonesia
Tin	PT Tambang Timah
Tin	PT Timah Nusantara
Tin	PT WAHANA PERKIT JAYA
Tin	Super Ligas
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Sanher Tungsten Vietnam Co., Ltd.